UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Z TRIM HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 Z TRIM HOLDINGS, INC.
1011 CAMPUS DRIVE
MUNDELEIN, ILLINOIS 60060

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
on December 3, 2012

To the Shareholders of Z Trim Holdings, Inc.:

Z Trim Holdings, Inc. will hold its annual meeting of shareholders at the DoubleTree Hotel, located at 510 East IL Route 83, Mundelein, Illinois 60060, on Thursday, December 3, 2012, at 10:00 a.m. Central Time, for the following purposes:

(1)	To elect five directors to serve until the next annual meeting and until their successors have been duly elected.

(2)	To approve the amended and restated Z Trim Holdings, Inc. Incentive Compensation Plan.

(3)	To ratify the selection of M&K CPAs, PLLC as Z Trim’s independent auditors.

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Z Trim Holdings, Inc.’s shareholders of record at the close of business on October 11, 2012, will be entitled to vote at the meeting or any adjournment of the meeting.  On or about October 23, 2012, we expect to mail shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report, as well as vote, online.

We call your attention to the proxy statement accompanying this notice for a more complete statement about the matters to be acted upon at the meeting.

By order of the Board of Directors

/s/ Brian Chaiken

Brian Chaiken
Chief Financial Officer, Chief Legal Officer and Secretary

Mundelein, Illinois
October 23, 2012

You may vote in person or by using a proxy as follows:

• By internet:	Go to www.voteproxy.com. Please have the notice we sent to you in hand because it has your personal 12 digit control number(s) needed for your vote.

• By telephone:	Call 1-800-776-9437 on a touch-tone telephone. Please have the notice we sent to you in hand because it has your personal 12 digit control number(s) needed for your vote.

• By mail:	Please request written materials as provided on page 1 of the proxy statement. Complete, sign, and date the proxy card and return it to the address indicated on the proxy card.

If you later find that you will be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

Z TRIM HOLDINGS, INC.
1011 CAMPUS DRIVE
MUNDELEIN, ILLINOIS 60060

PROXY STATEMENT

TABLE OF CONTENTS

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	4
PROPOSAL ONE: ELECTION OF DIRECTORS	8
CORPORATE GOVERNANCE	10
Selection Criteria for Directors	10
Board of Directors Meetings	11
Director Independence	11
Board Leadership Structure	11
Board’s Role in Risk Oversight	11
Board Committees	12
Communications with the Board	12
Code of Ethics, Committee Charters and Other Corporate Governance Documents	12
Directors’ Compensation	13
PROPOSAL TWO: APPROVAL OF THE AMENDED AND RESTATED Z TRIM HOLDINGS, INC. INCENTIVE COMPENSATION PLAN	14
PROPOSAL THREE: RATIFY THE AUDIT COMMITTEE’S SELECTION OF M&K CPAs, PLCC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013	18
Report of Audit Committee	18
Auditor Fees and Services	19
Audit Committee Pre-Approval Policy	19
EXECUTIVE COMPENSATION	19
Summary Compensation Table	20
Outstanding Equity Awards at Fiscal Year-End	21
Option Exercises and Stock Vested	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH THE COMPANY	23
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24

Z TRIM HOLDINGS, INC.
1011 CAMPUS DRIVE
MUNDELEIN, ILLINOIS 60060

ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 3, 2012

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:       WHEN IS THIS PROXY MATERIAL FIRST AVAILABLE TO SHAREHOLDERS?

A:       On or about October 23, 2012, Z Trim Holdings, Inc. (“Z Trim”, “we” or the “Company”) expects to mail shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy material over the internet.

Q:	WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A PRINTED COPY OF THE PROXY MATERIALS?

A:       Pursuant to the rules adopted by the Securities and Exchange Commission, we are permitted to provide access to our proxy material over the internet instead of mailing a printed copy of the proxy material to each shareholder.  As a result, on or about October 23, 2012, we expect to mail shareholders a Notice of Internet Availability of Proxy Materials containing instructions regarding how to access our proxy material, including our proxy statement and annual report, and vote via the internet.  You will not receive a printed copy of the proxy material unless you request one by following the instructions included in the Notice of Internet Availability of Proxy Materials or provided below.

Important Notice Regarding the Availability of Proxy Materials for
 the Shareholder Meeting to Be Held on December 3, 2012

The proxy statement and annual report are available at www.proxyvote.com.

At www.proxyvote.com, shareholders can view the proxy material, cast their vote and request to receive paper copies of the proxy material by mail.  To view this material, your browser must support the PDF file format.  If your browser does not support PDF viewing, download and installation instructions are available at the above link.

Q:       HOW CAN SHAREHOLDERS REQUEST PAPER COPIES OF THE PROXY MATERIAL?

A:       Shareholders may request that paper copies of the proxy material, including an annual report, proxy statement and proxy card, be sent to them without charge as follows:

•	By internet: www.voteproxy.com.
•	By email: Send a blank email with your 12 digit control number(s) in the subject line to info@amstock.com
•	By telephone: 1-800-776-9437

When you make your request, please have your 12 digit control number(s) available; that control number was included in the notice that was mailed to you.  To assure timely delivery of the proxy material before the annual meeting, please make your request no later than November 20, 2012.

Q:       WHAT AM I VOTING ON?

A:       At the annual meeting you will be voting on three proposals:

1.	The election of five directors to the Board of Directors to serve until Z Trim’s next annual meeting and until their successors have been duly elected. This year’s nominees are:

•Steven J. Cohen •Morris Garfinkle •Brian S. Israel •Mark Hershhorn •Edward Smith III

2.	A proposal to approve the amended and restated Z Trim Holdings, Inc. Incentive Compensation Plan (the “Plan”).

3.	A proposal to ratify the Audit Committee’s selection of M&K CPAs, PLCC (“M&K”) as Z Trim’s independent auditor for 2013.

Q:       WHAT ARE THE BOARD’S VOTING RECOMMENDATIONS?

A:       The Board of Directors is soliciting this proxy and recommends the following votes:

•	FOR each of the nominees for election to the Board of Directors.

•	FOR approval of the Plan.

•	FOR the ratification of the Audit Committee’s selection of M&K as Z Trim’s independent auditors for 2013.

Q:       WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

A:       To conduct the annual meeting, holders of a majority of the votes that shareholders are entitled to cast, as of the Record Date, must be present in person or by duly authorized proxy. This is referred to as a “quorum.”  Abstentions and shares which are the subject of broker non-votes will be counted for the purpose of determining whether a quorum exists; shares represented at a meeting for any purpose are counted in the quorum for all matters to be considered at the meeting.

Each share of common stock is entitled to one vote on all matters, except that cumulative voting rights currently are in effect for the election of directors.  With respect to the election of directors, you have cumulative voting rights, in which you may cast as many votes as there are directors to be elected for each share of common stock held by you, and may cast your total number of votes for one nominee or divide the total among any number of nominees. Assuming a quorum is present, the five  candidates receiving the greatest number of votes cast will be elected as directors of the Company.  Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in the election of directors.  Therefore, any shares which are not voted, whether by withheld authority or otherwise, have no effect in the election of directors except to the extent that the failure to vote for any individual results in another individual receiving a relatively larger number of votes.

Approval of the Plan and ratification of M&K as Z Trim’s independent auditors will be determined by the affirmative vote of a majority of the shares represented at the meeting and entitled to vote, assuming a quorum is present.  Therefore, abstentions will count as a vote against each of these proposals.  Broker non-votes will not affect the vote on the approval of the Plan.

Q:       WHAT IF I DO NOT VOTE?

A:       The effect of not voting will depend on how your share ownership is registered.

If you own shares as a registered holder and you do not vote, the shares that you do not vote will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then the shares that you have not voted will not affect whether a proposal is approved or rejected.

If you are a shareholder whose shares are not registered in your name and you do not vote, then your bank, broker or other holder of record may still represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your bank, broker or other holder of record may or may not vote your shares in its discretion depending on the proposal before the meeting.  Your broker may not vote your shares in its discretion in “non-routine” matters such as the election of directors or the approval of the Plan; therefore, you must vote your shares if you want them to be counted in the election of directors or the approval of the Plan.  However, your broker may vote your shares in its discretion on routine matters such as the ratification of the Z Trim’s independent auditors.

Q:       WHO MAY VOTE?

A:       You may vote at the annual meeting if you were a shareholder of record of Z Trim common stock as of the close of business on October 11, 2012, which is the “Record Date.”  As of the Record Date, Z Trim had approximately 20,370,740 shares of common stock outstanding.  Each outstanding share of common stock is entitled to one vote on each matter presented, except that cumulative voting rights currently are in effect for the election of directors.  Any shareholder entitled to vote may vote either in person or by duly authorized proxy.

Q:       HOW DO I VOTE?

A:       We offer four methods for you to vote your shares at the annual meeting—in person; via the internet; by telephone; or by mail. You may vote in person at the annual meeting or authorize the persons named as proxies on the proxy card, Steven J. Cohen and Brian Chaiken, to vote your shares.  We recommend that you vote as soon as possible, even if you are planning to attend the annual meeting, so that the vote count will not be delayed.

While we offer four methods, we encourage you to vote via the internet, as it is the most cost-effective method available.  There is no charge to vote your shares via the internet, though you may incur costs associated with electronic access, such as usage charges from internet access providers. If you choose to vote your shares via the internet, there is no need for you to request or mail back a proxy card.

• By internet:	Go to www.voteproxy.com. Please have the notice we sent to you in hand because it has your personal 12 digit control number(s) needed for your vote.

• By telephone:	On a touch-tone telephone, call 1-800-776-9473. Please have the notice we sent to you in hand because it has your personal 12 digit control number(s) needed for your vote.

• By mail:	Please request written materials as provided on page 1 of the proxy statement. Complete, sign, and date the proxy card and return it to the address indicated on the proxy card.

If your shares are not registered in your name, then you vote by giving instructions to the firm that holds your shares rather than using any of these methods. Please check the voting form of the firm that holds your shares to see if it offers internet or telephone voting procedures.

Q:       WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE REQUEST TO VOTE?

A:       It means your shares are held in more than one account. You should vote the shares on all of your proxy requests. You may help us reduce costs by consolidating your accounts so that you receive only one set of proxy materials in the future. To consolidate your accounts, please contact our transfer agent, American Stock Transfer, toll-free at 1-800-776-9437.

Q:       WHO WILL COUNT THE VOTE?

A       Broadridge Financial Solutions, Inc. will use an automated system to tabulate the votes.  Z Trim representatives will serve as the election inspectors.

Q:       WHO CAN ATTEND THE ANNUAL MEETING?

A:       All shareholders of record as of the close of business on October 11, 2012, can attend the meeting.  However, seating is limited and will be on a first arrival basis.

To attend the annual meeting, please follow these instructions:

•	Bring proof of ownership of Z Trim common stock and a form of identification; or

•	If a broker or other nominee holds your shares, bring proof of ownership of Z Trim common stock through such broker or nominee and a form of identification.

Q:       CAN I CHANGE MY VOTE AFTER I RETURN OR SUBMIT MY PROXY?

A:       Yes. Even after you have submitted your proxy, proxies may be revoked at any time prior to the voting thereof either by written notice filed with the secretary or acting secretary of the meeting or by oral notice to the presiding officer during the meeting.  Presence at the annual meeting of a shareholder who has appointed a proxy does not in itself revoke a proxy.

Q:       MAY I VOTE AT THE ANNUAL MEETING?

A:       If you complete a proxy card or vote via the internet or telephone, you may still vote in person at the annual meeting. To vote at the meeting, please either give written notice that you would like to revoke your original proxy to the secretary or acting secretary of the meeting or oral notice to the presiding officer during the meeting.

If a broker, bank or other nominee holds your shares and you wish to vote in person at the annual meeting you must obtain a proxy issued in your name from the broker, bank or other nominee; otherwise you will not be permitted to vote in person at the annual meeting.

Q:       WHO IS MAKING THIS SOLICITATION?

A:       This solicitation is being made on behalf of Z Trim by its Board of Directors. Z Trim will pay the expenses in connection with the solicitation of proxies.  Upon request, Z Trim will reimburse brokers, dealers, banks and voting trustees, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record.  Z Trim will solicit proxies by mailing a Notice of Internet Availability of Proxy Materials to all shareholders; paper copies of the proxy material will be sent upon request as provided above as well as in the Notice of Internet Availability of Proxy Materials.  Proxies may be solicited in person, or by telephone, e-mail or fax, by officers and regular employees of Z Trim who will not be separately compensated for those services.

Q:       WHEN ARE SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS DUE FOR THE 2013 ANNUAL MEETING?

A:       Under Rule 14a-8 under the Securities Exchange Act of 1934, the Secretary must receive a shareholder proposal no later than June 25, 2013, in order for the proposal to be considered for inclusion in our proxy materials for the 2013 annual meeting.  To otherwise bring a nomination before the 2013 annual meeting, you must comply with our bylaws.  Currently, our bylaws require written notice to the Secretary no later than July 25, 2013.  The purpose of this requirement is to assure adequate notice of, and information regarding, any such matter as to which shareholder action may be sought.  If we receive your notice after July 25, 2013, then your nomination will be untimely. In addition, your nomination must comply with the procedural provisions of our bylaws. If you do not comply with these procedural provisions, your nomination can be excluded.

Q:       WHAT IS THE ADDRESS OF THE SECRETARY?

A:       The address of the Secretary is:

Z Trim Holdings, Inc.
Attn: Brian Chaiken
1011 Campus Drive
Mundelein, Illinois 60060

Q:       WILL THERE BE OTHER MATTERS TO VOTE ON AT THIS ANNUAL MEETING?

A:    We are not aware of any other matters that you will be asked to vote on at the annual meeting. Other matters may be voted on if they are properly brought before the annual meeting. If other matters are properly brought before the annual meeting, then the named proxies will vote the proxies they hold in their discretion on such matters.

PROPOSAL ONE

ELECTION OF DIRECTORS

 In accordance with Z Trim’s bylaws, the Board of Directors has determined that there shall be five directors elected at the annual meeting of shareholders to serve until their successors are duly elected and qualified. The persons who are nominated as directors, and for whom proxies will be voted unless a shareholder specifies otherwise, are named below.

Each shareholder may cast as many votes as there are directors to be elected for each share held by him, and may cast his total number of votes for one nominee or divide the total among any number of nominees. The five candidates receiving the greatest number of votes cast will be elected as directors of the Company. Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for the nominees. If any of the nominees should decline or be unable to act as a director, which the Company does not foresee, the proxies will be voted with discretionary authority for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unable or decline to serve as a director if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FIVE NOMINEES TO THE BOARD OF DIRECTORS FOR A TERM EXPIRING AT THE 2013 ANNUAL MEETING.

The following sets forth brief biographical information and attributes for each director nominee.  Each of the nominees are presently serving as directors of the Company.  Together, the experience and attributes included below provide the reasons that these individuals were selected for Board membership and/or nominated for re-election, as well as why they continue to serve on the Board.

Name and Age	Principal Occupation, Business Experience and Education
Steven J. Cohen, 56 Director since 2006
Mr. Cohen, the Company's President, has been employed by Z Trim since 2002 when he was hired as its director of investor relations.  He was promoted to Vice President of Corporate Development in 2003 and to President in 2006 when he also began serving on the Board of Directors.  In 2007, Mr. Cohen assumed the role of chief executive officer.  Prior to joining Z Trim, Mr. Cohen had 25 years' experience at the Chicago Mercantile Exchange where he worked in various brokerage house positions as well as a trader. Mr. Cohen attended college at the University of Illinois and Oakton Community College.  Mr. Cohen was a member of the U.S. Olympic Team at the 1988 Olympics in Seoul and was a coach for the U.S. Olympic Team at the 2000 Olympics in Sydney Australia. Mr. Cohen’s deep understanding of the Company’s unique technologies coupled with his broad experience in public markets has proven to be valuable to the Board in evaluating and approving the Company’s strategic initiatives. Mr. Cohen’s insights have been valuable in identifying and evaluating economic and market challenges faced by the Company, which has been of particular benefit to the Board when reviewing and evaluating marketing and strategic initiatives.

Morris Garfinkle, 63 Director since 2009
Mr. Garfinkle was appointed in 2009 to fill a vacancy on the Board of Directors.  He presently serves as Chairman of the Audit Committee.  Mr. Garfinkle is the Founder, President and CEO of GCW Consulting, a consulting firm based out of Arlington, Virginia, and has operated as such since 2001.  He received his Juris Doctor from Georgetown University and his B.S. in Economics (cum laude) from the Wharton School of Finance & Commerce, University of Pennsylvania.  Mr. Garfinkle has over 35 years of experience in restructuring, mergers and acquisitions, investment assessment, competitive positioning, strategic planning and capital raising.  His clients have included United Airlines Creditors' Committee, Pension Benefit Guaranty Corporation, Air China and Dallas-Fort Worth International Airport, among many others.  He also served on the Board of Directors of HMSHost from 2000 - 2006. The Company believes that Mr. Garfinkle's financial, business and legal expertise, combined with his experience as an executive and director of other companies, as well as his years of experience providing strategic advisory services, qualifies him to serve as a member of the Board and an effective member of Audit Committee, of which he is the Chairman.

Brian S. Israel, 54 Director since 2007
Mr. Israel was appointed in 2007 to fill a vacancy on the Board of Directors.  He presently serves as Chairman of the Compensation and Nominating Committees.  Mr. Israel spent more than 20 years in the real estate finance industry, during which he managed teams responsible for production; operations, risk management, product development, and technology. In his most recent position, he served from 1989 to 2004 as Vice President and Division Administrator for the Residential Mortgage Division of Harris Trust and Savings Bank.  He is a former Member of the Federal National Mortgage Association's Regional Lender and Affordable Housing Advisory Boards, and in 2000, served as the 80th President of the Illinois Mortgage Banker's Association.
Since retiring from the corporate world in 2004, he has dedicated much of his time and energy to consulting and community service.
• June 2011-present: Board Member – Illinois Jump Start Coalition, a non-profit organization working to enhance the financial capabilities of young people.

• May 2010-present: Advisory Board Member – StepOut USA, a non-profit organization creating social, cultural, recreational and educational connections for adults with learning disabilities.

• April 2009-present: Partner – Money Smart Week, a Midwest financial literacy education program coordinated by the 7th District Federal Reserve Bank.

• May 2007-present: External Director and Compensation and Nominating Committee Chair – Z Trim Holdings, Inc.

• January 2006-present: Principal – Future State Consulting, a sole proprietorship providing strategic planning, training and project management services to businesses and non-profit organizations.

• January 2005-present: Executive Committee Member – River North Residents’ Association, a non-profit community advocacy organization representing nearly 10,000 residents.

• June 2004-present: Partner – North Shore Custom Homes, Ltd., a residential real estate development firm.

Since 2008, Mr. Israel has also been a Member of the Ely Chapter of Lambda Alpha International, an honorary society working to advance the study and practice of land economics. His experience in finance and human resource management, especially as it relates to operational and structural issues, has added substantial value to the deliberations of the Board.  Mr. Israel’s experience in finance and management, especially as it relates to operational and structural issues, has added substantial value to the deliberations of the Board.

Mark Hershhorn, 62 Director since 2007
Mr. Hershhorn has a background in the marketing and operations of nutrition systems, food industry marketing and transactional television.  Mr. Hershhorn was elected to the Board of Directors at the 2007 shareholders’ meeting.  From 1998 to present, he has served as President and co-owner of CKS & Associates Management LLC; President and CEO of CKS & Associates; CEO of Midwest Real Estate Investment LLC; General Partner of New Horizons West LLP, and CEO of New Horizons Real Estate Holdings LLC.  During much of the 1990’s, Mr. Hershhorn served as President, CEO and director of National Media Corporation (NYSE-NMC) and as Chairman of the company’s international subsidiary, Quantum International Ltd.  Prior to that, Mr. Hershhorn served as Senior Vice President of food operations and joint ventures for Nutri/System, Inc.  During the 1980’s, Mr. Hershhorn was Chief Financial Officer, Treasurer, Vice President and director of the Franklin Mint.  Mr. Hershhorn has also held positions with companies such as Price-Waterhouse, Pfizer Diagnostics, and Wallace and Wampole Laboratories.  Mr. Hershhorn received his BS Degree in Economics from Rutgers University and an MBA from the Wharton School of Finance, University of Pennsylvania. We believe that Mr. Hershhorn’s past experience as CEO of publicly traded companies, as well as in the management of a food company, brings valuable insight to the Board’s strategic planning.

Edward Smith III, 37 Director since 2009
Mr. Smith is Managing Partner of Brightline Capital Management, LLC (“BCM”), a New York-based investment firm founded in 2005. BCM is the investment manager of Brightline Ventures I, LLC (“Brightline”) and Brightline Capital Partners, LP. Prior to founding BCM, Mr. Smith worked at Gracie Capital, GTCR Golder Rauner and Credit Suisse First Boston.  Mr. Smith holds a Bachelor of Arts in Social Studies from Harvard College and a Masters in Business Administration from Harvard Business School. Mr. Smith was elected to the Board at the 2009 shareholders’ meeting. We believe that, as a result of his past experience, including managing an investment fund, and his many contacts in the food industry, Mr. Smith adds valuable managerial experience on the Board and an understanding of investor expectations, both of which are important to the Board’s strategic planning and risk management responsibilities.

The following sets forth brief biographical information for the Company’s sole executive officer that does not also serve as a director.

Name and Age	Principal Occupation, Business Experience and Education
Brian Chaiken, 41 Chief Financial Officer since 2008
Mr. Chaiken was hired by the Company to serve as General Counsel and Vice President of Business Development in 2006.  In 2008, Mr. Chaiken was appointed to be the Company’s Chief Financial Officer.  He received his Bachelor of Science in Accountancy from the University of Illinois, Champaign-Urbana and passed the CPA examination.  Mr. Chaiken obtained his Juris Doctorate from DePaul University, and is a member of the Illinois and Florida Bars, as well as those of the Northern District Court of Illinois, United States Court of Appeals of the 11th Circuit and the Southern District Court of Florida.  Prior to joining Z Trim, Mr. Chaiken spent five years as the Executive Vice-President of Legal Affairs for Supra Telecommunications and Information Systems, Inc., a competitive local exchange carrier (telecommunications provider) in South Florida.  There, Mr. Chaiken was a senior executive for a company with more than 300 employees in Florida, Costa Rica and the Dominican Republic.  He was instrumental in helping the company grow annual revenues from $10 million to approximately $150 million over an 18 month period.  He successfully litigated and arbitrated multi-million dollar disputes involving trademark, anti-trust, fraud, bankruptcy and complex commercial transactions.

CORPORATE GOVERNANCE

Selection Criteria for Directors

The Company’s Board of Directors established a Nominating Committee in 2008.  The related provisions set forth in the Bylaws serve as the charter for the Nominating Committee.  The Board Nominating Committee, composed of two directors of the Company, identifies candidates for director nominees through recommendations solicited from other directors, the Company’s executive officers, search firms or other advisors, shareholders pursuant to the procedures set forth below, and through such other methods as the independent directors deem to be helpful.  Based upon an evaluation of the candidates by the Board Nominating Committee, it recommends to the full Board candidates it has determined to be qualified for serving on the Board.  Effective in 2008, Brian Israel and Mark Hershhorn were appointed as members of the Nominating Committee, with Brian Israel serving as chairman.  During 2011, the Nominating Committee held 2 meetings.

Our Bylaws provide that shareholders, in submitting recommendations to the Nominating Committee for director candidates, shall follow the following procedures:

•
Recommendations for nomination must be received by a date not later than the close of business on the 120th calendar day prior to the calendar date the Company’s proxy statement was filed with the Securities and Exchange Commission in connection with the previous year’s annual meeting of shareholders or special meeting in lieu of annual meeting of shareholders.

•
Such recommendation for nomination shall be made in writing and shall include the following information: (A) name of the shareholder making the recommendation; (B) a written statement disclosing such shareholder’s beneficial ownership of the Company’s securities; (C) name of the individual recommended for consideration as a director nominee; (D) a written statement as to why such recommended candidate would be able to fulfill the duties of a director; (E) a written statement describing how the recommended candidate meets the independence requirements established by the NYSE MKT or any other requirements adopted by the Company; (F) a written statement disclosing the recommended candidate’s beneficial ownership of the Company’s securities; (G) a written statement disclosing relationships between the recommended candidate and the Company which may constitute a conflict of interest; and (H) a written statement by the recommended candidate that the candidate is willing and able to serve on the Board.

Our Bylaws provide that the composition of the Board must meet the independence requirements promulgated by the NYSE MKT or such other requirements as many be adopted by the Company.

The Company requires its directors to possess certain minimum qualifications, including the following:

•
Adequate Experience. Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the corporation and should be willing and able to contribute positively to the decision-making process of the corporation.

•
No Conflicts of Interest. Nominees must be free from any relationship that, in the opinion of the Board, would interfere with, or have the appearance of interfering with, the exercise of his or her independent judgment as a member of the Board, including any conflicts of interest stemming from his or her institutional or other affiliations, and candidates should be able to act in the interests of all shareholders.

•
No Prior Bad Acts. Nominees shall not have been convicted of any criminal offense or been subject to any adverse civil judgment in any jurisdiction involving financial crimes, acts involving monies or breach of trust, moral turpitude, misfeasance or malfeasance, or been convicted in any jurisdiction of a crime that is a felony, or been deemed by the Board to have violated company policy.

The Company also considers the following qualities and skills in selecting its directors:

•	knowledge of the corporation’s business and industry;

•	prior education;

•	demonstrated ability to exercise sound business judgment;

•	reputation for integrity and high moral and ethical character;

•	potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board as a whole; and

•	diligence and dedication to the success of the corporation.

A director candidate recommended by our stockholders will be considered in the same manner as a nominee recommended by a Board member, management or other sources.

While the Board does not have a separate formal diversity policy, it is the Company’s and the Board’s policy to identify qualified potential candidates without regard to any candidate’s race, color, disability, gender, national origin, religion or creed, and the Company seeks to ensure the fair representation of shareholder interests on the Board through the criteria set forth above. The Company, in selecting its directors, considers the potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board as a whole.  The Board believes that the use of the Nominating Committee’s general criteria, along with non-discriminatory policies, will best result in a Board that shows diversity in many respects. The Board believes that it currently maintains that diversity.

Board of Directors Meetings

During the fiscal year ended December 31, 2011, the Board of Directors held 8 meetings.  Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which they served. The Company expects all of its directors to attend the annual meetings of shareholders.  All directors attended the 2011 annual meeting of shareholders.

Director Independence

Under the Company’s bylaws, the composition of the Board must meet the independence requirements promulgated by the NYSE MKT or such other requirements as many be adopted by the Company.  Based on these standards, the Board of Directors has determined that Messrs. Garfinkle, Hershhorn and Israel are each “independent” under applicable rules and guidelines. Mr. Cohen, as chief executive officer of the Company, and Mr. Smith, as Managing Partner of Brightline Capital Management, LLC (our controlling shareholder), are not considered to be “independent.”

 Our independent directors have the opportunity to meet in executive session, without the other directors or management, as part of each regular Board meeting.

Board Leadership Structure

The Board does not have a formal policy with respect to whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the non-employee directors or management. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its shareholders. A Chairman of the Board has not be appointed for the Board.  Mr. Cohen currently presides over meetings of the Board of Directors.

Board’s Role in Risk Oversight

The responsibility for the day-to-day management of risk lies with the Company’s management. It is the Board’s role to oversee the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. In fulfilling that oversight role, the Board focuses on the adequacy of the Company's risk management process and overall risk management system. The Board believes that an effective risk management system will (i) adequately identify the material risks to the Company’s business, (ii) monitor the effectiveness of the risk mitigating policies and procedures, and (iii) provide management with input with respect to the risk management process.

The Board has tasked its Audit Committee to perform a number of the Board’s risk oversight responsibilities. Among other things, the Audit Committee works with management to highlight significant enterprise-wide risks, to evaluate operational plans that are designed to control and mitigate risks and to monitor and review the risk management function. The Audit Committee also is responsible for the internal audit function, with that function reporting directly to the Committee, overseeing the Company’s independent registered public accounting firm, and reviewing reports from management and the internal auditor regarding the adequacy and effectiveness of various internal controls.

In addition to the Audit Committee, both the Board’s Compensation Committee and Nominating Committee consider risks within their respective areas of responsibility. The Compensation Committee oversees risks associated with the Company’s compensation plans and programs and the Nominating Committee oversees risks associated with the Company’s corporate governance policies.

Board Committees

The Board of Directors has three standing committees, all comprised solely of independent directors: Audit, Compensation, and Nominating.  The committees on which our directors currently serve, and the chairs of those committees, are identified in the following table:

Director	Audit	Compensation	Nominating
Morris Garfinkle	Chair
Brian S. Israel		Chair	Chair
Mark Hershhorn		X	X

Messrs. Cohen and Smith are not “independent” directors; therefore, they are not eligible to serve on the Audit and Compensation committees under the independence requirements promulgated by the NYSE MKT or as required by the charters of these committees.

Audit Committee

The Audit Committee met four times in fiscal 2011.  The function of the Audit Committee is to assist the Board of Directors in preserving the integrity of the financial information published by the Company through the review of financial and accounting controls and policies, financial reporting systems, alternative accounting principles that could be applied and the quality and effectiveness of the independent public accountants.  Among its other responsibilities, the Committee also is responsible for the receipt, retention and treatment of complaints received by the Company relating to accounting, internal accounting controls or auditing matters and confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.  See also “Report of the Audit Committee.”

Audit Committee Financial Expert

 The Board has determined that Mr. Garfinkle qualifies as an “audit committee financial expert” based on a review of his educational background and business experience.

Compensation Committee

Our Compensation Committee is comprised of two directors.  The Compensation Committee held two meetings during the year-ended December 31, 2011.  The Compensation Committee, composed entirely of independent directors, administers the Company’s executive compensation program. The role of the Committee is to oversee Z Trim’s compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to elected officers) and review and approve annually all compensation decisions for elected officers including those for the CEO and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”). The Committee submits its compensation decisions for the CEO to the Board for ratification.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) met two times in fiscal 2011.  The Nominating Committee considers candidates for Board membership, reviews the effectiveness of the Board, monitors Z Trim’s compliance efforts, and evaluates and oversees corporate governance and related issues.  The selection criteria considered by the Nominating Committee for Board candidates is set forth above.

Communications with the Board

Any shareholder desiring to communicate with the Board of Directors or one or more of its directors may send a letter addressed to the Board of Directors or the applicable directors in care of the Corporate Secretary at Z Trim Holdings, Inc., 1011 Campus Drive, Mundelein, Illinois 60060.   All such communications must have the sender’s name, address, telephone number and e-mail address, if any, as well as a statement of the type and amount of the Company’s securities the sender holds and any other interest of the sender in the subject of the communication or, if the sender is not a shareholder of the Company, a statement of the nature of the sender’s interest in the Company. Communications will be forwarded to the proper recipient unless they (a) concern individual grievances or other interests that could not reasonably be construed to be of concern to the shareholders or other constituencies of the Company, (b) advocate the Company’s engaging in illegal activities, (c) contain offensive, scurrilous or abusive content, or (d) have no rational relevance to the business or operations of the Company.

Code of Ethics, Committee Charters and Other Corporate Governance Documents

Z Trim regularly reviews and augments its corporate governance practices and procedures. As part of its corporate governance practices, the Company adopted a Code of Conduct and Business Ethics, Corporate Governance Guidelines and written charters for its Audit and Compensation Committees.   The provisions set forth in the Bylaws serve as the charter for the Nominating Committee.  Z Trim has posted on its website, at http://www.ztrim.com, under the link titled “Investor Relations” then “Corporate Governance” (or at http://www.ztrim.com/pages/corporate_governance/95.php), copies of its Code of Conduct and Business Ethics, its Corporate Governance Guidelines and the charters for its Audit, Compensation and Nominating Committees.  If those documents (including the committee charters, the Code of Conduct and Business Ethics and the Corporate Governance Guidelines) are changed, waivers from the Code of Conduct and Business Ethics are granted, or new procedures are adopted, those new documents, changes, waivers and/or procedures will be posted on Z Trim’s corporate website at the address above.

Directors’ Compensation

Employee directors do not receive any separate compensation for their Board activities. For fiscal 2011, non-employee directors received $1,500 per in-person meeting attended, plus 35,000 shares (with a value of $36,750)  of common stock as an annual retainer, with a maximum 35% tax gross up on the fair market value of the shares at the time of the grant not to exceed $10,000 per Board member.

Non-employee directors are reimbursed for travel expenses incurred in conjunction with their duties as directors. Furthermore, the Company will provide the broadest form of indemnification under Illinois law under which liabilities may arise as a result of their role on the Board and payments for reimbursements for expenses incurred by a director in defending against claims in connection with their role, and the director satisfies the statutory standard of care.

Director Compensation Table

The following table provides compensation for non-employee directors who served during fiscal 2011:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Morris Garfinkle	9,720	36,750	13,000	59,470
Mark Hershhorn	6,725	36,750	14,000	57,475
Edward Smith	4,500	36,750	13,000	54,250
Brian Israel	6,725	36,750	14,000	57,475

(1) Included in such fees is a 35% tax gross up paid to each director based on the then-current fair market value of the shares of common stock issued as additional compensation.  See also footnote (3) below.

(2) Each director received 35,000 shares of common stock on January 6, 2011.  The amounts in the table reflect the grant date fair value of stock awards to the named directors in accordance with Accounting Standards Codification Topic 718, which was $1.05 per share.  The ultimate values of the stock awards to the directors generally will depend on the future market price of our common stock, which cannot be forecasted with reasonable accuracy.

(3) The directors agreed to convert a portion of their respective fees for attendance at in-person meetings into investments in the Company’s 2010-2011 Redeemable Preferred Stock Placement Offering.  Also included is a payment of $10,000 to each director for the 35% tax gross up referred to in footnote (1) above.

PROPOSAL TWO

APPROVAL OF THE AMENDED AND RESTATED
Z TRIM HOLDINGS, INC. INCENTIVE COMPENSATION PLAN

The Company initially adopted the Z Trim Holdings, Inc. (formerly known as Circle Group Holdings, Inc.) 2004 Equity Incentive Plan (the “Plan”) on June 16, 2004.  On or about October 16, 2012 (the “Amendment Date”), the Plan was amended and restated, subject to shareholder approval, to increase the number of shares available for issuance under the Plan, to permit the grant of cash and other awards that comply with Section 162(m) of the Internal Revenue Code (the “Code”), to extend the term of the Plan, to rename the Plan the “Z Trim Holdings, Inc. Incentive Compensation Plan” and to make certain other changes.

The following summary of the Plan is qualified by reference to the full text thereof, as proposed to be amended and restated, which is attached as Appendix A to this proxy statement.  Capitalized terms not otherwise defined in this proposal have the meanings ascribed to them in the Plan.

General

The purposes of the Plan are to: (a) enable the Company and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

Stock Subject to the Plan

A total number of 18,000,000 Shares may be issued under the Plan after the Amendment Date, all of which may be issued pursuant to the exercise of incentive stock options.  The number of Shares reserved for issuance is comprised of a share reserve for 7,839,477 Awards that are currently outstanding under the Plan on the Amendment Date and an additional reserve for future Awards.  No Participant may be granted Awards under this Plan with respect to more than 1,000,000 Shares (subject to adjustment) for any given year.

If and to the extent that an Option, SAR or Restricted Share Unit expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option, SAR or Restricted Share Unit will again become available for grant under the Plan.  Similarly, if and to the extent any Restricted Share is canceled, forfeited or repurchased for any reason, or if any Share is withheld in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan.  Finally, if any Share subject to an Option is withheld by the Company in satisfaction of the exercise price payable upon exercise of that Option, that Share will again become available for grant under the Plan.

In the event of any recapitalization, stock split or combination, stock dividend or other similar event or transaction affecting the Shares, equitable substitutions or adjustments will be made by the Board, in its sole and absolute discretion, to the aggregate number, type and issuer of the securities reserved for issuance under the Plan, to the number, type and issuer of Shares subject to outstanding Options and SARs, to the exercise price of outstanding Options or SARs, to the number, type and issuer of Restricted Shares outstanding under the Plan and to the number of Restricted Share Units outstanding under the Plan and/or the type of securities referenced for determining payment in respect thereof.

Administration

The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a committee to perform some or all of the Board’s administrative functions.  Any committee established for this purpose will be composed of not fewer than two members, each of whom will be a Non-Employee Director and an outside director under Section 162(m) of the Code. The authority of any committee appointed by the Board will be subject to such terms and conditions as the Board may prescribe.  For purposes of this proxy description, the Board or the committee appointed by the Board shall be referred to as the Administrator.

Among other functions, the Administrator has the authority:  (a) to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in the Plan); (b) to determine the type of Award to be granted to any person; (c) to determine the number of Shares, if any, covered by such Awards; and (d) to establish the terms and conditions of each Award Agreement.

Subject to the express terms of the Plan, all decisions made by the Administrator pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants.  No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

Eligibility

Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company or a Subsidiary are eligible to be granted incentive stock options (“ISOs”).  Approximately 14 officers and key employees are eligible for consideration to receive awards under the Plan.

Terms of Awards

Stock Options.  The Administrator may grant ISOs or non-qualified stock options (“NSOs”) to eligible employees.  The exercise price for any option will not be less than one hundred percent of the fair market value of the shares on the date of grant, provided that employees owning more than 10% of the voting power of all classes of Company stock are ineligible to receive ISOs unless the exercise price is at least 110% of the Fair Market Value on the date the option is granted and the option expires no later than five years after it is granted.  The Administrator may impose such restrictions on any option as it may deem advisable, except that the terms of any ISO must comply with the provisions of Code Section 422.

Stock Appreciation Rights.  The Administrator may grant stock appreciation rights (“SARs”) to eligible Participants.  Upon the exercise of an SAR, a Participant will be entitled to receive, in either cash and/or Shares (as determined by the Administrator), an amount equal to the excess, if any, of (a) the Fair Market Value, as of the date such SAR (or portion of such SAR) is exercised, of the Shares covered by such SAR (or portion of such SAR) over (b) the Fair Market Value of the Shares covered by such SAR (or a portion of such SAR) as of the date such SAR (or a portion of such SAR) was granted. The Administrator may impose such restrictions on any SAR granted pursuant to the Plan as it may deem advisable.  Unless otherwise specified in the Award Agreement, the term of an SAR will be ten years.

Restricted Shares.  Shares of restricted stock granted to Participants under the Plan will be subject to such restrictions as the Administrator may impose.  The Administrator may condition the lapse of such restrictions on the passage of time, the attainment of specified performance goals, or otherwise.  The Administrator may impose a grant restriction which is related to one or more specified performance goals identified in the Plan so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.

The specified Section 162(m) performance goals, referred to as Performance Goals, for restricted shares and other Awards intended to qualify as performance based compensation under Section 162(m) of the Code shall be established by the Administrator prior to the grant of an Award and shall be based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction:  return on assets employed (“ROAE”), earnings per share, total shareholder return, net income (pre-tax or after-tax and with adjustments as stipulated), return on equity, return on capital employed, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (“EBITDA”), loss ratio, expense ratio, stock price, economic value added, operating cash flow and such other subjective or objective performance goals, including individual goals, that it deems appropriate. The specific Performance Goals may be, on an absolute or relative basis, established based on one or more of the above business criteria with respect to the Company or any one or more Subsidiaries or other business units or product lines of the Company.  Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.  The applicable performance measurement period may not be less than three months nor more than 10 years.

Except as otherwise provided by an Award Agreement, all restricted stock still subject to restriction shall be immediately and automatically forfeited to the Company upon a Participant's termination of service with the Company.   Prior to (and after) the lapse of the applicable restrictions on the restricted stock, shares of restricted stock are entitled to vote and receive dividends on the same basis as all other Shares.

Restricted Stock Units.  The Administrator, at any time and from time to time, may grant restricted stock units to such Participants and in such amounts as it shall determine.  An award of restricted stock units entitles the Participant to receive cash or Shares at such future time and upon such terms and conditions as specified by the Administrator in the agreement evidencing such Award.  The Administrator may base restrictions upon the attainment of Performance Goals so that the Award qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.  The Administrator may also base the restrictions upon such other conditions, restrictions and contingencies as the Administrator may determine.

Cash Incentive Awards.  The Administrator may establish Cash Incentive Awards either alone or in addition to other Awards granted under the Plan.  The Administrator shall determine the employees to whom and the time or times at which Cash Incentive Awards shall be granted, and the conditions upon which such Awards will be paid.  The maximum Cash Incentive Award payable to an employee in any fiscal year shall not exceed $1,000,000.  A Cash Incentive Award will be paid solely on account of the attainment of one or more pre-established, objective Performance Goals.  Performance Goals shall be based on one or more business criteria that apply to the individual, a business unit, or the Company as a whole.  Performance Goals shall be established in writing by the Administrator not later than 90 days after the commencement of the period of service to which the Performance Goal relates.

New Plan Benefits

Awards to officers and other employees under the Plan are determined by the Administrator in its discretion. As a result, it is not possible to determine the benefits and amounts that will be received by any individual Participant or group of Participants in the future. The grants shown in the table below were made during the Company's last completed fiscal year pursuant to the Plan for (i) our Named Executive Officers (listed individually), (ii) to the Company’s employees who are executive officers (in the aggregate), (iii) to the Company’s non-employee directors (in the aggregate), and (iv) to the Company’s employees who are not executive officers (in the aggregate).

Name and Position	Dollar Value ($)	Number of Units
Steven J. Cohen, President and Chief Executive Officer	$272,727	245,700
Brian Chaiken, Chief Financial Officer, Chief Legal Officer, Secretary	$248,157	245,700
Executive Group........................................................................	$520,884	491,400
Non-Executive Director Group..........................................................	$141,400	140,000
Non-Executive Officer Employee Group................................................	$1,816,875	1,807,302

Change of Control

Upon or in anticipation of any Change in Control, the Administrator may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:  (a) cause any or all outstanding Options and SARs held by Participants affected by the Change in Control to become fully vested and immediately exercisable, in whole or in part; (b) cause any or all outstanding Restricted Shares held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part; (c) cancel any Option held by a Participant affected by the Change in Control in exchange for an option to purchase common stock of any successor corporation; (d) cancel any or all Restricted Shares or Restricted Share Units held by Participants affected by the Change in Control in exchange for restricted shares of or restricted share units in respect of the common stock of any successor corporation; (e) redeem any or all Restricted Shares held by Participants affected by the Change in Control for cash and/or other substitute consideration; (f) cancel any Option or SAR held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration; or (g) cancel any Restricted Share Unit held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration.

Shareholder Rights

A Participant has no rights to vote any Shares covered by an Award until he or she has become the holder of record of such share(s).

Transferability

Except as permitted by the Plan or a Participant's Award agreement, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, prior to vesting (or exercise in the case of options and SARs).

Amendment, Modification and Termination of Plan

The Board may amend, alter or discontinue the Plan at any time.  However, except as otherwise provided in the Plan, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment by the Company’s stockholders would increase the total number of Shares reserved for the purposes of the persons or class of persons eligible to receive Awards.  The Plan will continue in effect until the earliest of (a) the date on which it is terminated by the Board, (b) the date on which no Shares remain available for issuance under the Plan, and (c) the l0th anniversary of the Amendment Date (or, if the stockholders approve any amendments to the Plan, the l0th anniversary of the date of such approval); provided, however, that Awards granted prior to the Plan’s termination may extend beyond that termination.

Withholding

No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Administrator regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Administrator, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement.  The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Certain Federal Income Tax Consequences

The following is a brief summary of the Company’s understanding of the principal income tax consequences under the Code of grants or awards made under the Plan based upon the applicable provisions of the Code in effect on the date hereof.

Nonqualified Stock Options.  An optionee will not recognize taxable income at the time an NSO is granted.  Upon exercise of the NSO, an optionee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.  The amount of such difference will be a deductible expense to the Company for tax purposes.  On a subsequent sale or exchange of shares acquired pursuant to the exercise of an NSO, the optionee will recognize a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares.  The tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option.

Incentive Stock Options.  An optionee will not recognize taxable income at the time an ISO is granted.  Further, an optionee will not recognize taxable income upon exercise of an ISO if the optionee complies with two separate holding periods: shares acquired upon exercise of an ISO must be held for at least two years after the date of grant and for at least one year after the date of exercise.  However, the difference between the exercise price and the fair market value of the stock at the date of exercise will constitute an item includible in alternative minimum taxable income, and thereby may subject the optionee to the alternative minimum tax.  When the shares of stock received pursuant to the exercise of an ISO are sold or otherwise disposed of in a taxable transaction, the optionee will recognize a capital gain or loss, measured by the difference between the exercise price and the amount realized.

Ordinarily, an employer granting ISOs will not be allowed any business expense deduction with respect to stock issued upon exercise of an ISO.  However, if all of the requirements for an ISO are met except for the holding period rules set forth above, the optionee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as long-term or short-term capital gain, depending upon the holding period of the shares.  (If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.)  The Company will be allowed a corresponding business expense deduction to the extent of the amount of the optionee’s ordinary income.

Restricted Stock.  A Participant will not recognize income at the time an award of restricted stock is made under the Plan, unless the Participant makes the election described below.  However, a Participant who has not made the election will recognize ordinary income at the time the restrictions on the Common Stock lapse.  The ordinary income recognized will be in an amount equal to the fair market value of the restricted stock at such time.  A Participant may elect, under Section 83(b) of the Code, within 30 days of the stock grant to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares (determined without regard to the restrictions) on such date over the amount, if any, paid for such shares.  The Company will generally be entitled to a deduction equal to the amount that is taxable as ordinary income to the Participant in the year that such income is taxable.

The holding period to determine whether the Participant has long-term or short-term capital gain or loss on a subsequent sale of the stock generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of the shares on such date.  However, if the Participant has made an election under Section 83(b), the holding period will commence on the date of grant and the tax basis will be equal to the fair market value of shares on such date (determined without regard to the restrictions).

Restricted Stock Units.  An individual who has been granted restricted stock units or performance shares will not recognize taxable income until the applicable award cycle expires and the individual is in receipt of the stock distributed in payment of the award, at which time such individual will realize compensation income equal to the full fair market value of the shares delivered.  The Company is generally entitled to an income tax deduction for any compensation income taxed to the Participant.

Stock Appreciation Rights.  A Participant will not recognize taxable income at the time an SAR is granted.  Upon exercise of the SAR, the Participant will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.  The amount of such difference will be a deductible expense to the Company for tax purposes.  On a subsequent sale or exchange of shares acquired pursuant to the exercise of an SAR, the Participant will recognize a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares.  The tax basis will, in general, be the fair market value of the shares on the date the shares were acquired pursuant to the exercise of the SAR.

Cash Incentive Awards.  A Participant will recognize taxable income upon payment of a cash incentive award and the payment will be a deductible expense to the Company for tax purposes.

Section 162(m) Limit on Compensation.  Section 162(m) of the Code limits the deduction the Company can take for compensation paid to the Company's CEO and three other highest paid officers (other than the Company's principal financial officer), determined as of the end of each year, to $1,000,000 per year per individual. However, certain performance-based compensation that meets the requirements of Section 162(m) does not have to be included as part of the $1,000,000 limit. The Plan is designed so that awards granted to the covered individuals may meet the Section 162(m) requirements for performance-based compensation if the awards are based upon the satisfaction of one or more pre-established performance goals.

Vote Required

The amended and restated Plan will be approved if the proposal receives the affirmative vote of a majority of the shares represented at the meeting and entitled to vote, assuming a quorum is present.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE PLAN.  SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE AMENDMENT AND RESTATEMENT OF THE PLAN.

PROPOSAL THREE

RATIFY THE AUDIT COMMITTEE’S SELECTION OF M&K CPAs, PLCC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

The Board of Directors proposes that the shareholders ratify the selection by the Audit Committee of M&K CPAs, PLCC (“M&K”) to serve as the Company’s independent registered public accounting firm for the 2013 fiscal year. Pursuant to the Sarbanes-Oxley Act of 2002 and regulations promulgated by the SEC thereunder, the Audit Committee is directly responsible for the appointment of the independent registered public accounting firm. Although shareholder ratification of the Audit Committee’s selection of the independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of M&K to our shareholders for ratification to permit shareholders to participate in this important decision. If the shareholders fail to ratify the Audit Committee’s selection of M&K as the Company’s independent registered public accounting firm for 2013 at the annual meeting, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accounting firm. Representatives of M&K are not expected to be at the annual meeting; therefore, they will not answer your questions or make a statement.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF M&K CPAs, PLCC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013 .

REPORT OF AUDIT COMMITTEE

The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, which is located on the Company’s Website at http://www.ztrim.com/filebin/pdf/AuditComitteeCharter.pdf. The Audit Committee reviews and reassesses this charter annually and recommends any changes to the Board for approval.

The functions of the Audit Committee of Z Trim’s Board of Directors include, among others, meeting with the Company’s independent auditors and making recommendations to the Board regarding independent auditors; assessing the adequacy of internal controls over financial reporting, accounting methods and procedures; reviewing public disclosures required for compliance with securities laws; and considering and reviewing various other matters relating to the Company’s financial accounting and reporting. No member of the Audit Committee is employed by or has any other material relationship with the Company. The members of the Audit Committee are “independent” under the independence requirements of NYSE MKT.

          In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following:

•	Reviewed and discussed the Company's audited consolidated financial statements with management and the Company's independent public accountants;

•
Discussed with the Company's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), which includes, among other items, matters related to the conduct of the audit of the Company's financial statements; and

•
Received the written disclosures and the letter from the Company's independent public accountants required by Independence Standards Board Standard No. 1 (which relates to the auditors' independence from the Company) and has discussed with the Company's independent public accountants that firm's independence.

   Based on the foregoing, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

          Morris Garfinkle, Chairman

Auditor Fees and Services

The following table is a summary of the fees billed to us by M&K, CPAs, PLLC for professional services for the fiscal year ended December 31, 2011 and December 31, 2010, respectively:

	2011	2010
Fee Category
Audit Fees	$65,405	$80,100
Audit-Related Fees	$3,950	-
Tax Fees	$5,255	$4,115
All Other Fees	-	-

Total Fees	$74,610	$84,215

Audit Committee Pre-Approval Policy

The Audit  Committee’s pre-approval policy provides  that the  Audit  Committee  shall pre-approve  all  auditing  services,   internal  control-related  services  and permitted  non-audit services  (including the terms thereof) to be performed for us by  our  independent  auditor,  subject  to  the de  minimis  exceptions  for non-audit services described in Section  10A(i)(1)(B) of the Securities Exchange Act of 1934,  as  amended,  which are  approved  by the  Audit Committee  prior to the completion of the service. The Audit Committee may also form and delegate authority to sub-committees consisting of one or more members when appropriate, including the authority to grant  pre-approvals  of audit and  permitted  non-audit  services, provided that decisions of such  subcommittee  to grant  pre-approvals  shall be presented to the full  Committee at its next  scheduled  meeting.  In accordance with the pre-approval policy, the Audit Committee has approved certain specified audit and non-audit services to be provided by M&K for up to twelve (12) months from the date of the pre-approval. Any additional services to be provided by our independent auditors following such pre-approval require the additional pre-approval of the Audit Committee.

EXECUTIVE COMPENSATION

This section provides further information about the compensation paid to, and other compensatory arrangements with, our executive officers.

Z Trim’s compensation philosophy has been, and continues to be, that compensation should drive long-term value creation for our shareholders. Total compensation for each employee should be based on individual and Company performance, market practice, and the value of the employee’s position at Z Trim. Our compensation programs should not encourage unnecessary or excessive risk taking.

Compensation to our named executive officers (as defined below) consists solely of cash compensation and the issuance of stock options pursuant to our 2004 Equity Incentive Plan (which is being amended and restated, subject to shareholder approval which is being sought at this annual meeting).  We pay base salary in order to provide a predictable level of compensation that is competitive in the marketplace for the position responsibilities and individual skills, knowledge, and experience of each executive.  We provide our named executive officers with stock options that are generally available to all of our employees in order to further our goal of attracting and retaining senior executives of outstanding ability.  The Company does not believe that its employee compensation policies are reasonably likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned in the fiscal years ended December 31, 2011 and 2010 by our chief executive officer and the most highly paid executive officers whose total salary and bonus awards exceeded $100,000 for the fiscal years ended December 31, 2011 and 2010 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)(2)	Total ($)
Steven J. Cohen President and Chief Executive Officer	2011	150,000	272,727	422,727
	2010	138,541	336,000	474,541
Brian Chaiken Chief Financial Officer, Chief Legal Officer and Secretary	2011	136,000	248,157	384,157
	2010	118,340	304,500	422,840

(1)  The amounts in the table reflect the grant date fair value of options awards to the named executive officer in accordance with Accounting Standards Codification Topic 718.  The ultimate values of the options awards to the executives generally will depend on the future market price of our common stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, that an optionee will realize upon exercise of an option will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised.  See the “Outstanding Equity Awards at Fiscal Year-End” table below for information regarding all outstanding awards.

(2)  The amounts in this column reflect the dollar amount recognized as expense with respect to stock options for financial statement reporting purposes during the twelve months ended December 31, 2011 and 2010 in accordance with applicable accounting standards.  In 2011, Steven Cohen received 245,700 options at a strike price of $1.11 that have an option expiration date of January 7, 2016. In 2010, Steven Cohen received 210,000 options at a strike price of $1.60 and 315,000 options at a strike price of $1.10, but also had 210,000 options at a strike price of $0.47 cancelled in 2010.  In 2011, Brian Chaiken received 245,700 options at a strike price of $1.01 that have an option expiration date of January 7, 2016.  In 2010,  Brian Chaiken received in 2010 210,000 options at a strike price of $1.45 and 315,000 options at a strike price of $1.01, but also had 210,000 options at a strike price of $0.45 cancelled in 2010.

Employment Agreements

In 2006, the Company entered into an employment agreement with Steven J. Cohen setting forth the terms of his employment as Z Trim’s President.  Mr. Cohen’s employment under the employment agreement was for an initial term of three years and is now renewable on an annual basis for a one year term based on the mutual desire of the parties.  Either Mr. Cohen or Z Trim can terminate the employment agreement without cause on thirty days written notice.  If Mr. Cohen is terminated for any reason other than disability or death, Z Trim is not required to make any further payments to Mr. Cohen other than with respect to obligations accrued on the date of termination.  In the event that Mr. Cohen is terminated by reason of disability or death, Z Trim is required to provide Mr. Cohen or his estate any benefits set forth in any of the Company’s benefit programs or plans on the date of termination.

Under Mr. Cohen’s employment agreement, Z Trim is also protected from competition by Mr. Cohen after his employment with Z Trim would cease. Upon termination, Mr. Cohen agrees to not interfere with the relationships between the suppliers, customers or agents of Z Trim for six months, and that he will not compete with Z Trim over the same period in any county of any state in which Z Trim is providing service at the time of termination.  Further, Mr. Cohen has agreed to related confidentiality requirements after the termination of his employment.

In 2007, the Company entered into an employment agreement with Brian Chaiken setting forth the terms of his employment as Z Trim’s General Counsel and Vice President of Business Development.  Mr. Chaiken’s employment under the employment agreement is at will.  If Mr. Chaiken is terminated for cause, Z Trim is not required to make any further payments to Mr. Chaiken other than with respect to obligations accrued on the date of termination.  If Z Trim terminates Mr. Chaiken without cause, Mr. Chaiken is entitled to receive a severance payment equal to his wages at the time he is terminated for a minimum of six months, with an additional two months for each year of completed service on a pro-rata basis, up to a maximum of two years.  Under Mr. Chaiken’s employment agreement, a termination for a “cause” would occur if  Mr. Chaiken did any of the following: (i) committed or participated in an act of fraud, gross neglect, misrepresentation, embezzlement or dishonesty against the Company; (ii) committed or participated in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company, monetarily or otherwise; (iii) engaged in a criminal enterprise involving moral turpitude; (iv) engaged in an act or acts constituting a felony under the laws of the United States or any state thereof or in any act or acts resulting in the loss of any state or federal license required for Mr. Chaiken to perform his material duties or responsibilities for the Company; or (v) Mr. Chaiken’s breach of any provision of the employment agreement. Mr. Chaiken would also be provided with COBRA expenses for family health insurance for 9 months following his separation from Z Trim.

Under Mr. Chaiken’s employment agreement, Z Trim is also protected from competition by Mr. Chaiken after his employment with Z Trim would cease. Upon termination, Mr. Chaiken agrees to not interfere with the relationships between the suppliers, customers or agents of Z Trim for twelve months, and that he will not compete with Z Trim over the same period and any target market in which it engages in or may engage in the future.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
December 31, 2011

The following table contains information regarding outstanding equity awards held at December 31, 2011, by the named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Steven Cohen	245,700	--	1.11	01/07/16
	315,000	--	1.10	05/10/15
	210,000	--	1.60	01/19/15
Brian Chaiken	245,700	--	1.01	01/07/16
	315,000	--	1.01	05/10/15
	210,000	--	1.45	01/19/15

OPTION EXERCISES AND STOCK VESTED
2011

          There were no Z Trim stock options that were exercised by the named executive officers in fiscal 2011. There were no outstanding awards of restricted stock in fiscal 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information as of October 5, 2012, regarding the beneficial ownership of the Z Trim common stock held by each director or nominee for director, each executive officer appearing in the “Summary Compensation Table” included in “Executive Compensation” and all directors and executive officers as a group.  As of October 5, 2012, the Company had 20,370,740 shares of common stock outstanding.

Name and Address (1)	Shares Beneficially Owned (2)	Percentage of Shares Outstanding
Steven J. Cohen	1,114,680	5.19%
Mark Hershhorn	543,513	2.64%
Brian S. Israel	274,964	1.34%
Morris Garfinkle	671,309	3.25%
Edward Smith III	202,200 (3)	0.99%
Brian Chaiken	1,088,220	5.07%

All executive officers and directors as a group (6 persons)	3,894,886 (3)	18.49%

(1) The address for each stockholder listed in the table is c/o Z Trim Holdings, Inc., 1011 Campus Drive, Mundelein, Illinois 60060.
(2)  The specified persons have sole voting and sole dispositive powers as to all shares, except as otherwise indicated. The amounts include options to purchase shares subject to promissory notes which are convertible or exercisable currently or within 60 days of October 5, 2011.  Such shares include those held by the following individuals for the indicated number of shares: Mr. Cohen (1,114,680), Mr. Hershhorn (182,968), Mr. Israel (80,431), Mr. Garfinkle (286,555), Mr. Smith (37,500) and Mr. Chaiken (1,088,220), and all current executive officers and directors as a group (2,272,291).

(3)  This figure excludes the 31,657,370 shares beneficially owned by Brightline Ventures I, LLC and Brightline Ventures I-B, LLC, which is described in the table below setting forth persons known to us to be owners of more than 5% of our common stock.  Mr. Smith is the Managing Partner of Brightline Capital Management, LLC, an investment management firm that serves as the investment manager of Brightline Ventures I, LLC.

The following table presents certain information as of October 5, 2012 regarding the beneficial ownership of the Z Trim common stock held by each known 5%-or-greater shareholder of Z Trim other than certain individuals mentioned above.

Name and Address	Shares Beneficially Owned (1)	Percentage of Shares Outstanding
Brightline Ventures I, LLC Brightline Ventures I-B, LLC 1120 Avenue of the Americas, Suite 1505 New York, NY 10036	31,657,370	71.97%

(1)  Brightline Capital Management, LLC ("Brightline Capital"), together with Brightline Ventures I, LLC ("Brightline Ventures") and Brightline Ventures I-B, LLC, Nick Khera and Edward B. Smith, III filed a report on Schedule 13D/A dated October 11, 2012, and a Form 4 dated September 12, 2012 reporting shared voting power as to 31,657,370 shares of common stock and shared dispositive power as to 31,657,370 shares. Messrs. Khera and Smith are the managing members of Brightline Capital, an investment management firm that serves as the investment manager of Brightline Ventures.  The amounts include 23,615,021 shares that are issuable within 60 days upon exercise or conversion of warrants, Series I Preferred Stock, and Series II Preferred Stock held by Brightline Ventures and exclude Mr. Smith’s beneficial ownership of 202,200 shares set forth in the table above.

The above beneficial ownership information is based on data furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act, as required for purposes of this proxy statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH THE COMPANY

Director Edward Smith III is a Managing Member of Brightline Ventures I, LLC and Brightline Ventures, I-B, LLC (“Brightline”), which owns 71.97% of the Company, as set forth in the Beneficial Ownership Table above.  In fiscal 2011, and subsequently, we engaged in several transactions with Brightline.

On March 18, 2011, we entered into a private placement subscription agreement with Brightline pursuant to which we sold 332.6697 units, consisting of Preferred Stock and warrants, for an aggregate offering price of $3,326,697.  Each of the units (individually, a “Unit” and collectively, the “Units”) consists of 2,000 shares of Series II 8% Convertible Preferred Stock (“Series II Preferred Stock”) and one warrant (a “Warrant”) at an Original Issue Price of $10,000 per Unit.  The Series II Preferred Stock was issued with rights to: (i) a dividend which accrues cumulatively on a daily basis at the rate of 8% per annum of the Original Issue Price payable in shares of the Common Stock; (ii) conversion into such a number of shares of Common Stock determined by dividing the Original Issue Price by the Conversion Price, initially, $1.00; (iii) a liquidation preference equal to the sum of the Original Issue Price and an amount equal to 8% of the Original Issue Price for each 12 months that passed since the date of issuance of any of the Series II Preferred Stock; and (iv) mandatory redemption, by the Company, 24 months from the date of issuance of the Series II Preferred Stock at a redemption price equal to the Original Issue Price plus any accrued but unpaid dividends. The dividend component on liquidation and redemption is payable in shares of the Common Stock of the Company. Payment of the dividend, mandatory redemption and any provisions requiring payment on the Series II Preferred Stock are deferred until the 2008 Notes due in 2010 and the 2009 8% Senior Secured Convertible Notes due in 2011 and 2012 (the "2009 Notes")  are paid in full or until any such restrictions are waived. Such deferral, even if the maturity dates on the Notes are extended, will not constitute a default under the Series II Preferred Stock terms. The Series II Preferred Stock terms may be amended by the Company and the consent of the holders of the majority of the outstanding shares of Preferred Stock and such majority may also waive an adjustment to the Conversion Price. The Series II Preferred Stock is convertible into a total of 3,326,697 shares of Common Stock, exclusive of the shares of Common Stock issuable in connection with the 8% dividend.

Brightline also received one five-year Warrant as part of each Unit purchased, pursuant to which the holder may purchase 15,000 shares of Common Stock per Unit with an exercise price of $1.50 per share (“Warrants”). A total of 4,990,046 shares of Common Stock are issuable upon exercise of the Warrants.

We also entered into a registration rights agreement with Brightline pursuant to which we agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the Series II Preferred Stock and Warrants.  In connection with the offering, Brightline, as the holder of a majority of the warrants issued in connection with the Company’s 2009 Notes (the "2009 Warrants") waived any price adjustment with respect to the 2009 Warrants.  Brightline also waived any price adjustment with respect to the warrants issued in connection with the Series I 8% Convertible Preferred Stock (the "Series I Preferred Stock Warrants") it purchased from the Company.  The Company obtained similar waivers from the other holders of the Series I Preferred Stock Warrants and the 2009 Warrants.

On January 15, 2012, the Company received notice from its largest shareholder, Brightline, electing to convert an aggregate principal balance of $1,300,000 on outstanding convertible notes, plus $208,000 of interest accrued thereon, into 1,508,000 shares of the Company’s Common Stock.  This is equivalent to a conversion price of $1.00 per share of Common Stock.  The shares issued in connection with foregoing conversion of convertible notes were on the same terms and conditions as offered to other non-affiliated debt holders.

On February 23, 2012, we entered into a private placement subscription agreement with Brightline Ventures I-B, LLC, a Delaware Limited Liability Company and affiliate of Brightline, pursuant to which we sold 311,545 shares of Common Stock, for a price of $1.50 per share and received gross proceeds of $467,318.

On March 29, 2012, we entered into a private placement subscription agreement with Brightline Ventures I-B, LLC, a Delaware Limited Liability Company pursuant to which we sold 437,380 shares of Common Stock, for a price of $1.50 per share and received gross proceeds of $656,070.

On May 8, 2012, we entered into a private placement subscription agreement with Brightline Ventures I-B, LLC, a Delaware Limited Liability Company pursuant to which we sold 744,711 shares of Common Stock, for a price of $1.50 per share and received gross proceeds of $1,117,067.

On August 1, 2012, we entered into a private placement subscription agreement with Brightline Ventures I-B, LLC, pursuant to which we sold 417,612 shares of Common Stock, for a price of $1.50 per share and received gross proceeds of $626,417.

On August 13, 2012, the Company entered into an agreement with its largest shareholder, Brightline, pursuant to which Brightline agreed to convert $7,721,988 (exclusive of dividends) worth of Series I and II Redeemable Preferred Stock into 7,721,988 shares of the Company’s Common Stock.  In consideration for the foregoing conversion of Series I and II Redeemable Preferred Stock by Brightline on or before their respective maturity dates, the Company modified the following warrants held by Brightline to provide them with the ability to exercise such warrants on a cashless basis: (i) warrants to purchase an aggregate of  11,582,983 shares of Common Stock with an exercise price of $1.50 per share, which were issued to Brightline in transactions where Brightline acquired shares of the Company’s Series I and II Redeemable Preferred Stock; and (ii) warrants to purchase an aggregate of  2,859,375 shares of Common Stock with an exercise price of $1.50 per share, which equals one half of the outstanding  and unexercised warrants issued to Brightline in other transactions where Brightline provided financing to the Company.  Prior to this agreement, the Company had $8,061,988 worth of Series I and II Redeemable Preferred Stock outstanding, of which $4,635,291 came due in 2012 and the other $3,326,697 came due in 2013.

The Company does not have a written policy with respect to related party transactions.  However, all such transactions are reviewed and approved by the Board of Directors prior to finalization.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, officers and directors of the company and persons who beneficially own more than 10% of our common shares are required to file with the SEC and furnish to the company reports of ownership and change in ownership with respect to all equity securities of the company. Based solely on our review of the copies of such reports received by us during or with respect to the fiscal year ended December 31, 2011 and written representations from such reporting persons, we believe that our officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to such individuals.

By Order of the Board of Directors

Brian Chaiken
Chief Financial Officer, Chief Legal Officer and Secretary

Mundelein, Illinois
October 23, 2012

A copy, without exhibits, of Z Trim’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2011 will be provided without exhibits and without charge to any record or beneficial owner of Company common stock upon the written request of that person directed to: Brian Chaiken, Secretary, Z Trim Holdings, Inc., 1011 Campus Drive, Mundelein, Illinois 60060. The 10-K provides a list of exhibits, which will be provided for a reasonable fee to reflect duplication and mailing costs; exhibits are also available through the SEC’s website at www.sec.gov.

Z TRIM HOLDINGS, INC.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 3, 2012

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Revoking any prior appointment, the undersigned hereby appoints Steven J. Cohen and Brian Chaiken,  or any one or all of them, as proxy with full power of substitution, to vote all shares of Common Stock which the undersigned has power to vote at the Annual Meeting of Shareholders of Z Trim Holdings, Inc., to be held at 10:00 a.m. Central Standard Time on December 3, 2012 at the DoubleTree Hotel, 510 East IL Route 83, Mundelein, Illinois, 60060 and at any adjournment or postponement thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares including the right in their discretion to cumulate and distribute the aggregate votes in respect of such shares as they choose among those nominees as to whom the undersigned has not withheld authority and with discretionary authority to act on such other matters as may properly come  before the meeting or any adjournments or postponements thereof.

This Proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE, TWO and THREE.  This Proxy will be voted, in the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournments thereof.

 (PLEASE VOTE AND SIGN AND DATE ON THE OTHER SIDE)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 Z TRIM HOLDINGS, INC.

This proxy is solicited by the Board of Directors. The Board of Directors recommends a vote "FOR" Proposals I, II and III.

1.   PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees: Steven J. Cohen, Morris Garfinkle, Brian S. Israel, Mark Hershhorn, Edward Smith III

□ For All Nominees

□ Withhold Authority for All Nominees	○ Steven J. Cohen _________
□ For All Except (see Instructions below)	○ Morris Garfinkle _________
□ For All Except (See instructions below)	○ Brian S. Israel __________
○ Mark Hershhorn _________
○ Edward Smith III _________

INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here (●).  To cumulate your vote for one or more of the above nominee(s) write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s).  If you are cumulating your vote, do not mark the circle.  If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone. ●

2.   PROPOSAL TWO

APPROVAL OF THE AMENDED AND RESTATED Z TRIM HOLDINGS, INC. INCENTIVE COMPENSATION PLAN.

[_] For           [_] Against         [_] Abstain

3.  PROPOSAL THREE

APPROVAL OF M&K CPAS, PLLC AS PUBLIC ACCOUNTANT.

[_] For           [_] Against         [_] Abstain

4.  OTHER BUSINESS MATTERS.   In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.

Please indicate whether you will attend the Annual Meeting of Shareholders on December 3, 2012.

          I          |_| plan      |_| do not plan to attend the Annual Meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE________________________________________     Date

SIGNATURE ________________________________________    Date
Signature if held jointly

NOTE: Please sign exactly as name appears here on.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity.

Vote Online, by Telephone or Mail 24 Hours a Day, 7 Days a Week

VOTE BY INTERNET - www.voteproxy.com.
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote online and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-776-9437
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy online or by telephone you do NOT need to mail back your proxy card.